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                                                                     Exhibit 2.2

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                          SWISSRAY INTERNATIONAL, INC.,

                           SERVICE SUPPORT GROUP LLC,

                                  GARY DURDAY,

                                  MICHAEL HARLE

                                       and

                                 KENNETH MONTLER


                          Dated as of October 17, 1997
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         REGISTRATION RIGHTS AGREEMENT, dated as of October 17, 1997, by and among SWISSRAY INTERNATIONAL, INC., a New York corporation (the "Company"), Service Support Group, LLC, a limited liability company organized under the laws of the State of Washington ("SSG"), Gary Durday ("Durday"), Michael Harle ("Harle") and Kenneth Montler ("Montler" and together with SSG, Durday and Harle, the "Sellers").

         WHEREAS, pursuant to an Asset Purchase Agreement, dated as of October 17, 1997 (the "Purchase Agreement"), by and among the Company and the Sellers, the Company has agreed to purchase all of the assets of SSG.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined in context or the context otherwise requires, capitalized terms used herein are defined below. Such terms shall be applicable to both the singular and plural forms of any of the terms herein defined.

         "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

         "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the common stock, par value $.01, of the Company, or any other capital stock of the Company into which such stock may be reclassified or reconstituted.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar statute of the United States of America, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar statute of the United States of America.

         "Initiating Holder" has the meaning set forth in Section 3.1.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         "Registrable Securities" means the 333,333 shares of Common Stock issued to SSG pursuant to the Purchase Agreement. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold pursuant to Rule 144 (or successor provision) promulgated under the Securities Act, (c)
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they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and their subsequent public distribution in the United States of America shall not require registration of them under the Securities Act or (d) they shall have ceased to be outstanding.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3.1 hereof, including, without, limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities or proposed disposition thereof), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay the underwriting fees and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered.

         "Requesting Holders" shall mean any Initiating Holder and any other Seller who has requested to be included in any registration of Registrable Securities to be effected pursuant to this Agreement.

         "Rule 144" means Rule 144 promulgated under the Securities Act or any similar federal rule under the Securities Act as shall be in effect at the time.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar statute of the United States of America, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of an, such similar statute of the United States of America.

         2. Shelf Registration. As soon as the Company becomes eligible to register securities on Form S-3, the Company shall file with the Commission, at the Company's expense, a "shelf" registration statement pursuant to Rule 415 under the Securities Act covering all Registrable Securities (the "Shelf Registration Statement"). The Company shall keep the Shelf Registration Statement continuously effective until the earliest to occur of (i) the sale or other disposition of all Registrable Securities by the Sellers, (ii) the exercise of the put option pursuant to Section 5.1 of the Purchase Agreement, or
(iii) April 16, 1999 (each, a "Termination Event"). Nothing herein shall obligate the Company to incur or pay the fees and disbursements of underwriters in connection with a distribution under the Shelf Registration Statement.


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         3. Registration Rights.

                  3.1 Demand Registration. Prior to the date the Company shall have filed the Shelf Registration Statement and, in the event the Shelf Registration Statement shall for any reason not have become or cease to be effective, after such date but prior to the occurrence of a Termination Event, Sellers representing at least 33% of the Registrable Securities then outstanding ("Initiating Holder") shall have the right (jointly or individually) to require the Company to effect the registration under the Securities Act of all or part of the Registrable Securities held by such Initiating Holder by delivering a request therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. Upon receipt of such notice, the Company shall promptly give written notice of such requested registration to all other Sellers and thereupon use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register under the Securities Act by the Initiating Holder and any other Sellers by written request given to the Company within 10 days after the giving of notice by the Company; provided that the Company shall not be required to effect more than three registrations of Registrable Securities pursuant to this Section 3.1.

                  3.2 Incidental Registration.

                           (a) Right to Include Registrable Securities. If, at
any time during the Registration Period the Company proposes to register any of its securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or merger or consolidation or other acquisition by the Company of capital, stock or assets), whether or not for sale for its own account, it will, subject to Section 3.8 hereof, each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3.2. Upon the written request of any such holder made as promptly as practicable and in any event within 10 days after the receipt of any such notice from the Company, which request shall specify the number of shares of Registrable Securities intended to be disposed of by such Requesting Holder, the Company shall, subject to Sections 3.6 and 3.8 hereof, use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders. If at any time after giving written notice of the Company's intention to register any securities, and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination not to register and shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

                           (b) Priority in Incidental Registrations.
Notwithstanding anything in paragraph (a) above to the contrary, if the managing underwriter of any underwritten offering covered by paragraph (a), shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such registration would materially and adversely


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affect such offering, then the Company shall include in such registration, the number of securities which the Company is so advised can be sold in (or during the time of) such offering in the following order: (i) first, all securities proposed by the Company to be sold for its own account, (ii) second, Registrable Securities requested to be included in such registration pro rata among the Requesting Holders on the basis of the percentage of the aggregate Registrable Securities requested to be so included and (iii) third, all other securities of the Company requested to be included in such registration by any person other than a Requesting Holder.

                  3.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, the Company shall as expeditiously as possible:

                           (i) prepare and file with the Commission the
requisite registration statement to effect such registration and thereafter use best efforts to cause such registration statement to become effective;

                           (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be reasonably required for the disposition of all of such Registrable Securities, provided, that such period need not exceed 120 days;

                           (iii) furnish to each Requesting Holder, such number
of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Requesting Holder may reasonably request;

                           (iv) use its best efforts to register or qualify all
Registrable Securities and other securities covered by such registration statement under such other securities or Blue Sky laws of such States of the United States of America where an exemption is not available and as sellers of Registrable Securities covered by such registration statement shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirement of this paragraph (iv), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (v) furnish to each Requesting Holder a signed
counterpart of an opinion of counsel for the Company; and


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                           (vi) notify each Requesting Holder at any time when a
prospectus relating thereto is required to be delivered under the Securities
Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such Requesting Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to any purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         The Company may require each Requesting Holder to furnish the Company such information regarding such Requesting Holder and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration any Requesting Holder who fails to timely provide such information.

         Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.3(vi), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(vi) and, if so directed by the Company, will deliver to the Company at the Company's expense all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  3.4 Holdback Agreements. If any registration of Registrable Securities hereunder shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any public or private sale or distribution and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of' the Company (in each case, other than as part of such underwritten public offering) during such period of time as the managing underwriters retained by the Company, in their business judgment, may request, provided that each holder of Registrable Securities shall not be required to agree to any such "holdback" unless a similar agreement is entered into with holders of all of the Company's equity securities.

                  3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto.


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                  3.6 Limitations, Conditions and Qualifications to Obligations
under Registration Covenants. The obligations of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the following limitations, conditions and qualifications: In the event the Company determines to register securities in an offering, whether pursuant to an underwritten public equity offering or an acquisition, the Company, upon the advice of its underwriters, shall notify the holders of Registrable Securities and may request that such holders refrain from selling Registrable Securities under Rule 144 for a period of (A) up to 90 days after the closing of the underwriter's public offering or acquisition or (B) immediately upon the Company's decision to no longer pursue any such transaction (the "Black Out Period").

                  3.7 Indemnification.

                           (a) Indemnification by the Company. In the event of
any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.1 or 3.2 hereof, each Requesting Holder, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Requesting Holder or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Requesting Holder and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or


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alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Requesting Holder.

                           (b) Indemnification by the Sellers. As a condition to
including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 3.7) the Company and its directors, officers, partners, agents and affiliates, and each other person who participates as an underwriter in the offering or sale of such Securities and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such seller.

                  3.8 Limitations on Registrations of Registrable Securities. The Company shall not be required to effect a particular registration of Registrable Securities pursuant to Section 3.1 hereof if it shall deliver to the holder or holders requesting such registration a written opinion of counsel to the effect that the Registrable Securities requested by such holder to be so registered may be sold in the U.S. public securities market without restriction or registration under the Securities Act and any applicable state securities laws. This limitation shall not affect any other Registrable Securities held by such holder.

         4. Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, during such time as the Company has a class of securities registered under the Exchange Act, the Company agrees to use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

         5. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act


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herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the beneficial owner or owners of at least 50% of the Registrable Securities. Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, if in writing and delivered personally, by confirmed telecopy or sent by registered or certified mail or nationally recognized air courier service or overnight courier service, postage prepaid:

                  (a) if to any Seller, addressed to each at such address as each shall have furnished to the Company in writing;

                  (b) if to any other holder of Registrable Securities, at the address that such holder of Registrable Securities shall have furnished to the Company in writing or, until any such other holder of Registrable Securities so furnishes to the Company an address, then to and at the address of the last holder of Registrable Securities who has furnished an address to the Company; and

                  (c) if to the Company, addressed to it at: Swissray International Inc., Industriestrasse 6, 6285 Hitzkitch, Switzerland, Attn: Chief Financial Officer, Telecopy: 011-4141-919-9067 or at such other address as the Company shall have furnished to the Sellers in writing;

and each such notice, request, consent, instruction, approval and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the time of its actual receipt, or if sent by telecopier, when confirmed, or if sent by air courier, two (2) days after the same has been deposited with such air courier or if sent by overnight courier, one (1) day after the same has been deposited with such overnight courier.

         7. Assignment; Calculation of Percentage Interests in Registrable Securities.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its legal representatives, successors and assigns.

                  (b) For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made.


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         8. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         10. Arbitration. The parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement (including, but not limited to, claims for indemnification). All such disputes and controversies shall be determined and adjudged by the decision of a sole arbitrator selected by the American Arbitration Association (or any other mutually agreed upon body) upon application made to it for such purpose by either party hereto. The arbitration procedure shall take place in Seattle, Washington or such other place as the arbitrator determines more appropriate, and shall reach and render a decision in writing with respect to the amount, if any, of payment respecting the disputed matter. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of their own experts, evidence and counsel's fees.

         11. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for or in substitution of any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether so expressed or not.

         14. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                    SWISSRAY INTERNATIONAL INC.


                                    By: /s/ Ruedi G. Laupper
                                        --------------------
                                        Name: Ruedi G. Laupper
                                        Title: Chief Executive Officer


                                    SERVICE SUPPORT GROUP, LLC


                                    By: /s/ Gary Durday
                                        ---------------
                                        Name: Gary Durday
                                        Title: President and CFO


                                    /s/ Gary Durday
                                    ---------------
                                    Gary Durday


                                    /s/ Michael Harle
                                    -----------------
                                    Michael Harle


                                    /s/ Kenneth Montler
                                    -------------------
                                    Kenneth Montler


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